August 28, 2013

U.S Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE: DSI REALTY INCOME FUND XI

FILE # 33-26038

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of DSI REALTY INCOME FUND XI dated August 28, 2013, for the event that occurred on August 1, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Cacciamatta Accountancy Corporation

Cacciamatta Accountancy Corporation